Preliminary Copies

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LANTRONIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY
SUBJECT TO CHANGE

OCTOBER 27, 2010

LANTRONIX, INC.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2010
9:00 A.M. PACIFIC STANDARD TIME

Dear Stockholder:

We will hold our 2010 Annual Meeting of Stockholders at The Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, 92612, on Wednesday, December 15, 2010, at 9:00 a.m. Pacific Standard time for the following purposes:

1.	To elect up to nine (9) directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected or appointed;

2.	To approve the 2010 Stock Incentive Plan which would replace the expired 2000 Stock Plan and reserve 1,350,000 shares of our common stock as available for issuance under the 2010 Stock Incentive Plan;

3.	To approve an amendment to our Certificate of Incorporation reducing the number of common shares authorized from 200,000,000 to 100,000,000;

4.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2011; and

5.	To transact such other business as may properly come before the Annual Meeting.

Any action on the items described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

The foregoing business items are more fully described in the Proxy Statement Notice.  Stockholders of record who owned our common stock at the close of business on October 26, 2010, are entitled to attend and vote at the Annual Meeting.

We are pleased to be using the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that this new process should expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On or around November 1, 2010, we mailed our stockholders a notice containing instructions on how to access our 2010 Proxy Statement (the “Proxy Statement”) and Annual Report on Form 10-K (“Form 10-K”) and vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of Annual Meeting, Proxy Statement and WHITE proxy card. If you received your Annual Meeting materials by mail, the notice of Annual Meeting, Proxy Statement and WHITE proxy card were enclosed. If you received only a Notice of Availability of Proxy Materials in the mail or via e-mail, if you have previously consented to receiving all materials via e-mail, such Notice contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at www.proxyvote.com .

You are receiving this Proxy Statement and a WHITE proxy card from us similar to they way you have received these materials in prior years.

The Company's Board of Directors respectfully urges you to vote for the director nominees and other matters proposed and recommended by the Company's Board of Directors described within the Proxy Statement by completing, signing, and dating only a WHITE proxy card and returning it in the enclosed postage-prepaid envelope, and not sign or return any proxy card sent to you by other parties. If you vote using a proxy card sent by any other party, you can subsequently revoke that proxy by signing and returning a WHITE proxy card. If you sign more than one proxy card, only the last proxy card that you sign and return will be counted.

Because of the election contest this year, it is very important to make sure that you carefully read any proxy card and voting information form that you receive to ensure that they contain only the names of the director nominees and other matters you wish to vote for.

All stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials as promptly as possible. If you choose to receive paper copies of your proxy materials, including the WHITE proxy card, please complete, sign and date the WHITE proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

Lewis Solomon
Chairman
Board of Directors

Irvine, California
November 5, 2010

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2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

LANTRONIX, INC.
Corporate Headquarters
167 Technology Drive
Irvine, California 92618
(949) 453-3990
www.lantronix.com
_____________________

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
_____________________

Our Board of Directors solicits your Proxy (the “Proxy”) on behalf of Lantronix, Inc., a Delaware corporation ("Lantronix" or the "Company"), for use at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, December 15, 2010, at 9:00 a.m. Pacific Standard time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at The Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, 92612.

The Notice of Annual Meeting of Stockholders, Proxy Statement, Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), Proxy, letter to stockholders and Form 10-K, were first made available on or about November 5, 2010, to all stockholders entitled to vote at the Annual Meeting.  In this Proxy Statement, we refer to the fiscal year ended June 30, 2010 as the 2010 fiscal year.

INFORMATION CONCERNING SOLICITATION AND VOTING AT THE ANNUAL MEETING

Record Date

Stockholders of record at the close of business on October 26, 2010 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.  Presence in person or by proxy of a majority of the shares of common stock outstanding on the Record Date is required for a quorum.  As of the close of business on the Record Date, 10,422,161 shares of our common stock were outstanding and were the only class of voting securities outstanding.  Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

Notice of Internet Availability of Proxy Materials

Pursuant to rules of the U.S. Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet.  We are sending a Notice of Internet Availability to our stockholders of record and our beneficial owners.  All stockholders will have the option to access the proxy materials on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice of Internet Availability.  You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Electronic Access to Proxy Materials

The Notice of Internet Availability will provide you with instructions on how to:

•  View on the Internet the proxy materials for our Annual Meeting; and

•  Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and will reduce the environmental impact of our Annual Meeting.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Street Name Holdings

Most stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name.  If you do hold shares directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares and we are sending these proxy materials directly to you.  As a stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting.  If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of these shares held in “street name,” and these proxy materials are being made available to you together with a voting instruction card, by your broker, trustee or nominee.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote.  You are also entitled to attend the Annual Meeting; however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

Revocability of Proxies

Any stockholder has the power to revoke his or her Proxy or voting instructions at any time before the Annual Meeting.  If you are a stockholder of record, you may revoke your Proxy (i) by submitting a written notice of revocation to Lantronix, Inc., 167 Technology Drive, Irvine, California 92618, Attention: Corporate Secretary, or (ii) by submitting a duly executed written Proxy bearing a later date to change your vote. A Proxy will not be voted if the stockholder of record who executed it is present at the Annual Meeting and votes the shares represented by the Proxy in person at the Annual Meeting.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Our Voting Recommendations

The Board of Directors recommends that you vote:

•	“FOR” the six nominees named by the Company herein to serve as directors until the 2011 Annual Meeting of Stockholders;

•	“FOR” approving the 2010 Stock Incentive Plan and reservation of 1,350,000 shares of common stock for issuance pursuant to the 2010 Stock Incentive Plan; and

•	“FOR” approving the reduction in the number of common shares authorized from 200,000,000 to 100,000,000; and

•	“FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2011.

Voting and Solicitation

Each share of common stock outstanding on the Record Date will be entitled to one vote on all matters presented at the Annual Meeting.  Stockholders do not have the right to cumulate their votes in the election of directors.  Voting results will be tabulated by Broadridge, Inc., our proxy services provider, and certified by the Inspector of Elections.

By signing and returning the WHITE proxy card or voting instruction card according to the enclosed instructions, you are enabling Reagan Sakai, our Chief Financial Officer and Secretary and Sonya Bhatia Patel, Esq., Of Counsel, who are named on the Proxy as a “proxy holders,” to vote your shares at the meeting in the manner you indicate.  We encourage you to sign and return the Proxy even if you plan to attend the meeting.  In this way, your shares will be voted even if you are unable to attend the Annual Meeting.

Each valid Proxy will be voted according to the stockholder’s direction.  If no direction is given, the Proxy will be voted: (i) ”FOR” the election of each of the six nominees for director named herein; (ii) “FOR” approving the 2010 Stock Incentive Plan and reservation of shares for reissuance thereunder; and (iii) “FOR” approving the reduction in the number of common shares authorized from 200,000,000 to 100,000,000; and (iv) “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2011.  With the exception of the possible nomination from the floor of three additional nominees (see “Election of Directors”), no business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting.  Should any other matter requiring a vote of stockholders properly arise, the persons named on the Proxy will have discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

The cost of this proxy solicitation will be borne by the Company. In addition to solicitations by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, and personal meetings and interviews. In addition to solicitation services to be provided by MacKenzie Partners, Inc. ("MacKenzie Partners"), as described below, proxies may be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries). Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common stock of the Company, and such persons will be reimbursed for their expenses. Although no precise estimate can be made at the present time, it is currently estimated that the aggregate amount to be spent in connection with the solicitation of proxies by the Company (excluding the salaries and fees of officers and employees and excluding the costs normally expended for a solicitation of proxies in an uncontested election of directors) will be approximately $700,000, or a greater amount if there is litigation in connection with the solicitation, and that the total cash expenditures to date relating to the solicitation have been approximately $300,000. These estimates include fees for attorneys, accountants, public relations and financial advisors, proxy solicitors, advertising, printing, and distribution.  The Company has retained MacKenzie Partners at a fee estimated not to exceed $200,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies (which amount is included in the estimate of total expenses above). It is anticipated that approximately 35 employees of MacKenzie Partners may solicit proxies.  We have also entered into a contract with MacKenize Partners pursuant to which we have agreed to indemnify them against certain liabilities and expenses.

Householding

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of these proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: Lantronix, Inc., 167 Technology Drive, Irvine, California 92618, Attention: Investor Relations, visit our website at www.lantronix.com, or contact Investor Relations by phone at (949) 453-3990. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Householding does not apply with respect to the Notice of Internet Availability.  Each stockholder who participates in electronic delivery of proxy materials will receive an individual Notice of Internet Availability.

Quorum; Abstentions; Broker Non-Votes

                The holders of a majority of the shares of common stock outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof.  If you submit a properly executed WHITE proxy card or voting instruction card, even if you abstain from voting, your shares will be counted for purposes of determining the presence or absence of a quorum.  If a broker, trustee or other nominee indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting.

                For purposes of Proposal 1, the nominees receiving the greatest number of valid votes will be elected.  (For additional details regarding the number of nominees to be elected, See “Election of Directors”).  Withheld votes and broker non-votes cast in the election of the directors will be entirely excluded from the vote and will have no legal effect.  Proposal 3 requires the affirmative approval of a majority of the shares of the Company’s common stock outstanding on the record date.   Proposals 2 and 4 require the affirmative approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (the “Votes Cast”).  For these purposes, abstentions with respect to a matter are treated as Votes Cast with respect to such matter, so abstaining has the same effect as a negative vote.

Under the rules governing brokers who have record ownership of shares that are held in “street name” for their clients (the beneficial owners of the shares), brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, your broker may turn in a Proxy voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.  The fourth proposal discussed in these proxy materials is currently considered a routine matter.  A “broker non-vote” occurs when a broker expressly instructs on a Proxy that it is not voting on a non-routine matter.  Broker non-votes are not treated as Votes Cast for purposes of determining whether the matter has been approved by a majority of the Votes Cast.

Except as described in “Election of Directors” below, the Board of Directors knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in our 2011 Proxy Materials.  Stockholders may submit proposals appropriate for stockholder action at meetings of our stockholders.  For such a proposal to be included in our proxy materials relating to the 2011 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than July 4, 2011, which is 120 days prior the one-year anniversary of the mailing date of this year’s proxy materials (expected to be November 5, 2010).  Such proposals should be delivered to the attention of our Secretary at Lantronix, Inc., 167 Technology Drive, Irvine, California 92618, and we encourage you to send a copy via e-mail to CorporateSecretary@lantronix.com.  The submission of a stockholder proposal does not guarantee that it will be included in our 2011 Proxy Statement.

Bylaw Requirements for Director Nominations and Stockholder Proposals to be Brought Before the Annual Meeting.   Our Bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, in general the stockholder must have given timely notice thereof in writing to the Secretary at our Corporate Headquarters not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting.  For our 2011 Annual Meeting, notice will be timely if received on or after August 22, 2011 and no later than September 21, 2011.  However, in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined in the Bylaws) of the date of such annual meeting is first made.  As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock.  We will not entertain any proposals or nominations at the annual meeting that do not meet these requirements.  If a stockholder complies with the requirements of the notice provisions for stockholder nominations and/or other proposals as set forth in the Bylaws, we may not exercise our discretionary voting authority under proxies that we hold unless we conclude in our proxy statement a brief description of the matter and how we intend to exercise our discretion to vote on such matter.  To make a submission or to request a copy of our Bylaws, stockholders should contact our Secretary via e-mail at CorporateSecretary@lantronix.com, or by mail to Attention: Corporate Secretary, Lantronix, Inc., 167 Technology Drive, Irvine, CA 92618.  We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or nomination.  Please note that to have a timely stockholder proposal be considered for inclusion in our printed proxy materials, the requirements of Rule 14a-8 must also be satisfied, as detailed in the preceding paragraph entitled “Requirements for Stockholder Proposals to be Considered for Inclusion in our 2011 Proxy Materials.”

CORPORATE GOVERNANCE

Nomination of Director Candidates

The Corporate Governance and Nominating Committee considers candidates for Board membership, and recommends director nominees to the independent members of the Board of Directors for consideration and approval.  There are no specific minimum qualifications that a director must possess to be nominated.  However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the composition of the Board as a whole and based on the nominee’s qualifications, such as independence, diversity, skills, age and experience in such areas as operations, finance, marketing and sales.  See also “Corporate Governance and Nominating Committee” below.

Any stockholder holding shares of our common stock (i) at the time of the giving of the notice required by the Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and  (ii) who has complied with the notice procedures set forth in the Bylaws, may nominate a candidate for election to the Board of Directors by directing the nomination in writing by letter to Lantronix, Inc., 167 Technology Drive, Irvine, California 92618, Attention: Corporate Secretary.  The nomination must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Lantronix and evidence of the nominating stockholder’s ownership of our common stock.  Such nominations must also include a statement from the nominating stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.

In addition, a stockholder may nominate a person directly for election to our Board of Directors, provided the person meets the requirements set forth the rules and regulations of the SEC related to proxy access or the requirements set forth in our Bylaws. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board of Directors at an annual meeting, is described in the section entitled “Deadline of Receipt of  Stockholder Proposals” above.

Board Leadership Structure

At such times as an independent director is serving as Chairman of the Board, the leadership of the Board is the responsibility of the Chairman. Mr. Solomon, who is an independent director, has served as Chairman of the Board since November 2008. In accordance with our Corporate Governance Guidelines, if a non-independent director, such as our Chief Executive Officer, were serving as Chairman of the Board, the leadership of the Board would be shared by the Chairman and a lead independent director who would be appointed by the independent directors from among themselves. We believe that this leadership structure provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Risk Oversight

Management has primary responsibility for identifying and mitigating risks to the Company, while our Board of Directors has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At the beginning of each fiscal year, management and the Board jointly review the strategic goals of the Company and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. For example, strategic and operational risks are presented and discussed at regularly-scheduled Board meetings and at presentations to the Board and its committees by executive management.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

●
The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

●
The Compensation Committee oversees risks associated with the Company’s incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.

●	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and the evaluation of individual board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various risks including those associated with long-term strategy and business operations; regulatory and legal compliance; and financial reporting.

Board Meetings and Committees

Our Board of Directors currently consists of nine directors; the majority of whom the Board has determined are independent under the requirements of the NASDAQ Stock Market and applicable SEC rules. Mr. Curtis Brown, Mr. John Rehfeld, Mr. Larry Sanders, Mr. Howard T. Slayen, Mr. Lewis Solomon and Mr. Thomas M. Wittenschlaeger were all deemed independent under the requirements of the NASDAQ Stock Market and applicable SEC rules. The Board of Directors held a total of five meetings during the 2010 fiscal year, and it met without the presence of management for a portion of each meeting.  During the year, certain matters were approved by the Board of Directors, or a Committee of the Board of Directors, or by unanimous written consent.  During fiscal year 2010, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.   Each Committee has a written charter approved by the Board of Directors, which are available on our website at www.lantronix.com.

Primary Functions of the Board of Directors

Our Board of Directors oversees the conduct of our business by management and reviews our financial objectives, major corporate plans, strategies, actions and major capital expenditures. Our directors are expected to promote the best interests of our stockholders in terms of corporate governance, fiduciary responsibilities, compliance with laws and regulations, and maintenance of accounting and financial controls. Our directors participate in the selection, evaluation and, where appropriate, replacement of our chief executive officer. Directors also provide input to our chief executive officer for the evaluation and recruitment of our principal senior executives.  We strongly encourage all of our directors to attend each annual meeting of stockholders. Seven (7) of our current nine (9) directors attended the prior year’s annual meeting; the remaining two were not members of the Board at such time.

Each incumbent director attended 75% or more of the total number of meetings of our Board of Directors and the meetings of the committees of the Board on which the director served during the 2010 fiscal year, except Mr. Marcelo G. Lima and Mr. John R. Rehfeld, who joined the board in May 2010.

Audit Committee

The 2010 Audit Committee currently consists of the following members: Mr. Howard T. Slayen (Chairperson), Mr. Larry Sanders and Mr. Thomas M. Wittenschlaeger.  Each member of the 2010 Audit Committee met the NASDAQ and SEC requirements as to independence and financial knowledge.  During fiscal year 2010, the Audit Committee met seven times.  The Board has determined that Mr.  Slayen, Chairperson of the Audit Committee, is an “audit committee financial expert” as defined by rules of the SEC.  A copy of the Audit Committee Charter can be found on our website, www.lantronix.com. The report of the Audit Committee is included on page 24 of this Proxy Statement.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of the independent registered public accounting firm, risk assessment and risk management, and finance and investment functions.  Among other matters, the Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.  All committee members must be financially literate, and at least one member shall have accounting or related financial management expertise.

Compensation Committee

The Compensation Committee currently consists of the following members: Mr. Curtis Brown, Mr. Marcelo G. Lima, Mr. Larry Sanders, Mr. Howard T. Slayen and Mr. John R. Rehfeld (Chairperson).  Each member of the Compensation Committee met the NASDAQ, SEC and other regulatory requirements as to independence.  During fiscal year 2010, the Compensation Committee met three times.  Mr. Lima joined the Compensation Committee effective May 11, 2010 and Mr. Rehfeld effective July 15, 2010.  As of July 15, 2010, Mr. Rehfeld became the Chairperson of the Compensation Committee (succeeding Mr. Lewis Solomon), while Messrs. Brown, Lima, Solomon, Sanders and Slayen continued to serve on the Committee.  Our Board has determined that each of Mr. Brown, Mr. Solomon, Mr. Sanders, Mr. Rehfeld and Mr. Slayen meet the applicable NASDAQ, SEC and Internal Revenue Service rules and requirements as to independence for Compensation Committee members (except in the case of Mr. Brown, with regard to matters relating to Section 162(m) of the Internal Revenue Code, which Mr. Brown recuses himself from consideration of).  A copy of the Compensation Committee Charter can be found on our website, www.lantronix.com.

Scope and Authority of Compensation Committee.  Among other responsibilities set forth in its charter, the Compensation Committee determines our overall policies on compensation and the compensation to be provided to our Chief Executive Officer and other executive officers, including, among other things, annual salaries and bonuses, stock-based awards, stock options, and other compensation arrangements. In addition, the Compensation Committee administers the Company’s equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all other employees.  The Compensation Committee also makes recommendations to the Board of Directors with respect to amendments to the Company’s equity incentive plans and changes in the numbers of shares reserved for issuance thereunder.  The Compensation Committee may form subcommittees for any purpose the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate.

Role of Officers and Compensation Consultants in Recommending Compensation.  The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of our Human Resources Department. Compensation Committee meetings are regularly attended by our Chief Executive Officer, our Chief Financial Officer, representatives from Human Resources, and other employees with functional responsibilities related to the committee’s work.  In fiscal 2010, the Compensation Committee requested management to retain an outside compensation consultant to review and assist Lantronix with executive and director compensation.  Management retained The Delves Group to consult with Lantronix in Fiscal 2010 and 2011.  The Delves Group was engaged to conduct an annual competitive market analysis for Chief Executive Officer and all of his direct reports as well as a competitive analysis of Board compensation, review and comment on recommendations by management concerning executive pay programs, review materials prepared for Compensation Committee meetings, review Board compensation matters, update the committee on legal, accounting and other developments and trends that affect executive compensation, advise the committee on governance best practices, review SEC disclosure of executive pay  and periodic consultation with the chair of the Compensation Committee and other members as required.  These consulting services did not exceed $120,000 in fiscal 2010.

Corporate Governance and Nominating Committee

Our director nominees are selected by a majority of the independent directors of the Board of Directors.  In addition, we have a Corporate Governance and Nominating Committee which currently consists of the following members: Mr. Thomas M. Wittenschlaeger (Chairperson), Mr. Curtis Brown, Mr. Bernhard Bruscha, Mr. Marcelo G. Lima and Mr. John R. Rehfeld.  During fiscal year 2010 the Corporate Governance and Nominating Committee met two times. Mr. Rehfeld joined the Corporate Governance and Nominating Committee effective May 11, 2010 and Mr. Lima effective July 15, 2010.  Our Board has determined that Mr. Wittenschlaeger and Mr. Brown meet the independence requirements of the SEC and NASDAQ.  A copy of the Corporate Governance and Nominating Committee Charter can be found on our website, www.lantronix.com.

The Corporate Governance and Nominating Committee assists the Board in overseeing the implementation and monitoring the effectiveness of our Corporate Governance Guidelines, Code of Conduct and in developing and recommending to the Board modifications and/or additions to those and other corporate policies. The committee reviews our overall corporate governance as well as Board policies and procedures and recommends improvements as needed. The committee is also responsible for recommending director nominees for election at each annual meeting of stockholders and for the review and approval of related party transactions as well as evaluation of the “independence” of directors and director nominees against the independence requirements of the NASDAQ rules, SEC rules and other applicable laws.  The committee reviews and recommends compensation programs for outside directors and oversees the director performance evaluation process.

Criteria for Director Nominees and Board Diversity.  The Board believes that it should be composed of directors with diverse, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields and have the ability to quickly grasp complex principles of business, finance, and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

When considering a candidate for director, the committee takes into account a number of factors, including the following:

●	Independence from management;

●	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

●	Education and professional background;

●	Judgment, skill, integrity and reputation;

●	Existing commitments to other businesses as a director, executive or owner;

●	Personal conflicts of interest, if any;

●	The size and composition of our existing Board; and

●	Diversity of skills, backgrounds, experiences, and other qualifications, to meet Lantronix’ ongoing needs.

In general, candidates who hold or who have held an established executive-level position in a high technology company are preferred. The Board’s consideration of diversity as a criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then existing composition of the Board as a whole.

When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the committee has in the past used and may continue to use the services of third party search firms to assist in the identification and analysis of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable. The committee may also ask the candidate to meet with other member of the Board and with management. If the committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election.  The committee applies the same standards of review to all prospective candidates for director, regardless of who initially brings them to the committee’s attention.

Code of Conduct and Complaint Procedures

We have adopted a Code of Business Conduct and Ethics Policy (the “Code of Conduct”) that applies to all of our directors, officers, and employees. The Code of Conduct operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards we expect.  The Code of Conduct is available on our website at www.lantronix.com.  Stockholders may also obtain copies at no cost by writing to our Corporate Secretary at our corporate headquarters.

Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of a member of our senior management or the Audit Committee, as appropriate, and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Stockholder Communications with Our Board of Directors

You may communicate with any director, the entire Board of Directors, or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to our Corporate Secretary at Lantronix, Inc., 167 Technology Drive, Irvine, California 92618. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it, and forward it to the appropriate person.  Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine (9) members.  The terms of all nine directors will expire at the Annual Meeting.  We are proposing that the Board of Directors continue to consist of nine (9) authorized members, with three (3) vacancies (to be filled potentially by candidates discussed in the next paragraph).  Six incumbent directors, Lewis Solomon, Jerry D. Chase, John Rehfeld, Larry Sanders, Howard T. Slayen and Thomas M. Wittenschlaeger, are being nominated by the Board for re-election.  There are no family relationships among any directors or executive officers.

We received a notice (the “Notice”) from TL Investment GmbH (“TL Investment”), an entity owned by Bernhard Bruscha, a current director who is not included on the Company’s slate of nominees for reelection to the Board, of its intent to nominate Mr. Bruscha and two other individuals for election as directors at the Annual Meeting.  TL Investment notified us further that it intends to deliver a proxy statement and form of proxy to holders of a number of Company voting shares reasonably believed by TL Investment to be necessary to elect its three (3) proposed nominees and has filed a preliminary proxy statement with the SEC soliciting votes for its nominees.  We are in the process of evaluating the sufficiency and compliance of the Notice in regards to the requirements set forth for the nomination of director candidates in our bylaws.  See “Deadline for Receipt of Stockholder Proposals – Bylaw Requirements for Stockholder Proposals to be Brought Before the Annual Meeting”.  Because Lantronix's directors are elected by a plurality of the votes cast by Lantronix common stockholders at a meeting at which a quorum is present, the duly nominated nominees receiving the largest numbers of votes cast are elected as directors. As a result, because there are no more than nine (9) available director seats, six (6) Company Nominees and three (3) proposed TL Investment nominees, any TL Investment nominee deemed to be duly nominated will be elected if he receives any votes in favor of his election. In the event one or more nominees are not determined to have been duly nominated in accordance with the requirements of Lantronix's bylaws, those individuals would not be nominated and elected and the corresponding Board seats would remain vacant until filled in accordance with the Company's bylaws and applicable law. If all three (3) nominees set forth in the Notice are duly nominated and elected, and the slate of six (6) nominees nominated by the Board are duly elected, the Board will continue to have nine (9) serving members at the conclusion of the Annual Meeting.  In the event that less than nine (9) persons are duly nominated and elected, vacancies on the Board may be filled by a majority of the elected directors.  The Board has left three (3) vacancies to afford the opportunity to seek and retain individuals with experience and expertise, including relevant industry knowledge, as directors of the Company.

If elected at the Annual Meeting, each nominee will serve until the 2011 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier resignation or removal.  A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve until the next annual meeting of stockholders and until his successor is elected and qualified.

Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for our six nominees and will exercise their discretion to withhold votes from the three additional nominees.  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.  Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below.  In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy.  We are not aware of any reason that the Company’s nominees will be unable or will decline to serve as directors.  The Board of Directors recommends a vote “FOR” the election of the Company’s six (6) nominees.  Since the deadline for nominating directors from the floor of the Annual Meeting has passed, no additional persons may be nominated.

The names of the current members of our Board of Directors, their ages as of October 26, 2010, and certain other information about them are set forth below.

Name	Age	Position at Lantronix	Director Since	Committee Membership
Lewis Solomon (1)	77	Chairman of the Board of Directors	May-08
Jerry D. Chase (1)	50	President and Chief Executive Officer, Director	Feb-08
Curtis Brown	63	Director	Aug-07	Corporate Governance and Nominating Committee
Bernhard Bruscha	57	Director	Aug-07	Corporate Governance and Nominating Committee
Marcelo G. Lima	52	Director	May-10	Compensation Committee and Corporate Governance and Nominating Committee
John Rehfeld (1)	70	Director	May-10	Compensation Committee (chairperson) and Corporate Governance and Nominating Committee
Larry Sanders (1)	64	Director	Dec-07	Audit Committee and Compensation Committee
Howard T. Slayen (1)	63	Director	Aug-00	Audit Committee (chairperson) and Compensation Committee
Thomas M. Wittenschlaeger (1)	53	Director	Sep-07	Audit Committee and Corporate Governance and Nominating Committee (chairperson)

(1) Current nominee for reelection to our Board of Directors, (the “Company Nominees”)

Director Nominees

Lewis Solomon has been a member of our Board of Directors since May 2008 and was elected Chairman of our Board of Directors in November 2008.  Mr. Solomon is currently Chairman of SCC Company, a consulting firm that specializes in technology.  Prior to founding SCC in July 1999, Mr. Solomon was Executive Vice President of Alan Patricof Associates (“APA”), an international venture fund with over $300 million in committed or invested capital, from October 1983 to March 1986.  While at APA, Mr. Solomon was the lead investor in many successful venture deals in the U.S. and was also active in its European investments. During that period Mr. Solomon served as a director on numerous boards, including international boards, where the firm had made equity investments.  Mr. Solomon joined APA after a 14-year career at General Instrument Corporation (“GIC”).  At the time of his departure from GIC, Mr. Solomon was a Corporate Officer, Senior Vice President and Assistant to the CEO and also held a seat on GIC’s Operating Committee.  His principal responsibilities encompassed corporate strategy, worldwide sales and marketing development and interim general management turnaround assignments. He also successfully started and managed a $30 million corporate venture capital fund designed to provide “a window on technology” for GIC. Mr. Solomon began his GIC career as Vice President of Marketing for the semiconductor division and within two years was promoted to General Manager for that business unit.  Mr. Solomon’s experience as an executive in the technology sector, international experience as a director, as well as his experience as a board member for other companies, provides him with the skills and qualifications to serve on our Board of Directors.  During the past five years, Mr. Solomon has served on the Board of Directors and is currently the Chairman of the Board of both Anadigics, Inc. (NASDAQ: ANAD) (1995 to present) and Harmonic, Inc (NASDAQ: HLIT) (2002 to present).

Jerry D. Chase has served as our President and Chief Executive Officer and director since February 2008. From September 2004 to July 2007, Mr. Chase was President, Chief Executive Officer and a board member for Terayon Communication Systems, a public cable, telecom and satellite supplier of digital video networking applications. From 2001 to August 2004, Mr. Chase served as the Chairman and Chief Executive Officer of Thales Broadcast & Multimedia (“TBM”), a telecom and test equipment supplier, and from 1998 to 2001 he was President and Chief Executive Officer of the U.S. subsidiary of TBM. Mr. Chase began his career as a Pilot and Operations Officer in the U.S. Marine Corps, where he built a strong foundation for leadership, process and crisis management. Following the Marine Corps, he attended Harvard Business School, where he received his MBA and graduated with honors.  Mr. Chase’s experience as a CEO in the telecom and technology sector as well as his diverse leadership background provides him with the skills and qualifications to serve on our Board of Directors.

John Rehfeld has been a member of our Board of Directors since May 2010.  Mr. Rehfeld is currently on the Board of Directors of ADC Telecom (NASDAQ: ADCT), a provider of network infrastructure solutions, Local.com Corporation (NASDAQ: LOCM), a local search engine provider, Overtone, a privately held company that monitors company-hosted online forums and feedback platforms, and Enkeboll Design, a privately held company. Mr. Rehfeld most recently served as Chief Executive Officer of Spruce Technologies, Inc., a DVD authoring software company, during 2001. From 1997 to 2001, Mr. Rehfeld served as Chairman and Chief Executive Officer of ProShot Golf, Inc. He also served as President and Chief Executive Officer of Proxima Corporation from 1995 to 1997 and as President and Chief Executive Officer of ETAK, Inc. from 1993 to 1995. Mr. Rehfeld is also the Chairman Emeritus of the Forum of Corporate Directors in Orange County, California.  Mr. Rehfeld’s over 30 years of executive experience in high growth industries, including prior experience as a Chief Executive Officer of a number of companies; prior and current experience serving as a director of a number of public and private companies; and a distinguished educational background, including a Masters of Business Administration degree from Harvard University and a Bachelor of Science degree in Chemical Engineering from the University of Minnesota, as well as his current positions as adjunct professor of marketing and strategy for the Executive MBA Programs at Pepperdine and the University of San Diego, provide him with the skills and qualifications to serve on our Board of Directors.  During the past five years, Mr. Rehfeld has served on the Board of Directors of ADC Telecom (2004 to present) and Local.com (2005 to present).

Larry Sanders has been a member of our Board of Directors since December 2007.  Mr. Sanders was a director at five companies prior to joining Lantronix and also serves on the boards of several civic and charitable organizations.  Mr. Sanders was previously the Chief Executive Officer of Sanera Systems, a startup storage networking company, that was acquired in 2003, from September 2002 to June 2003.  Prior to that, he held Chief Executive Officer positions at Crossroads Systems Corporation from 2000 to 2002 and Fujitsu Computer Products of America from 1995 to 1999.  Mr. Sanders moved to Singapore in 1994 to serve as Vice President, International for Conner Peripherals, a disk drive manufacturer.  From 1984 until 1993, Mr. Sanders held a number of senior management positions, including Senior Vice President of Sales and Marketing and Group President, at Calcomp, a wholly owned subsidiary company of Lockheed Corporation.  Mr. Sanders began his career with IBM Corporation, where he worked for 13 years and held a number of sales, marketing and general management positions.  Mr. Sanders has 9 years of CEO experience and his past service as a director of three public and three private companies provide him with the experience to be an effective board member.  His extensive background in sales and marketing provides functional expertise in those areas for the Company.  During the past five years, Mr. Sanders has served on the Board of Directors of Xantrex Technology, Inc (2005 to 2009).

Howard T. Slayen has been a member of our Board of Directors since August 2000.  From June 2001 to the present, Mr. Slayen has been providing independent financial consulting services to various organizations and clients.  From September 1999 to May 2001, Mr. Slayen was Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications business.  From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner.  During his over 30 years of professional service, Mr. Slayen served primarily high technology companies located in Silicon Valley.  His expertise is broad, covering subject matter including taxation (domestic, international, and state and local), mergers and acquisitions (tax and accounting structuring, due diligence, valuations), compensation (tax and accounting structuring and consequences), and financing.  His clients while at PricewaterhouseCoopers included some of the largest technology companies (AT&T, Cisco, Lucent, Pacific Telesis).  He also had engagement responsibility for some of the most prominent venture capital firms including Kleiner, Perkins, Caufield & Byers; Summit Partners; U.S. Venture Partners; and Interwest Partners.  During his career he was a frequent speaker on both technical and business issues before numerous professional groups.  He was a licensed member of the State Bar of California as well as a Certified Public Accountant which gives him a unique perspective on the business and technical issues.  Mr. Slayen’s financial and executive experience provides him with the skills and qualifications to serve on our Board of Directors.  During the past five years, Mr. Slayen has served on the Board of Directors of Aehr Test Systems (2008 to present), Netopia, Inc. (2003 to 2007) and Quark BioPharmaceutical (2007 to 2008) as well as several private companies.  He also serves on the boards of directors of the not-for-profit organizations Child Advocates of Silicon Valley (2006 to present) and Jewish Family and Children Services of San Francisco (2008 to 2009).

Thomas M. Wittenschlaeger has been a member of our Board of Directors since September 2007.  Since March 2004, Mr. Wittenschlaeger has served as Chairman and chief Executive Officer of Raptor Networks Technology, Inc. Raptor Networks engages in the design, production and sale of standards-based, proprietary high-speed network (LAN) switching technologies.  From April 2001 to September 2003, Mr. Wittenschlaeger was Senior Vice President, Corporate Development and Chief Technology Officer of Personnel Group of America, Inc., later renamed Venturi Partners, Inc., a provider of information technology and professional staffing services nationwide.  Prior to joining Personnel Group of America, Mr. Wittenschlaeger spent 16 years at General Motors Hughes Electronics in a variety of positions.  He is a graduate of the United States Naval Academy and served on nuclear attack submarines in the Pacific theatre.  Mr. Wittenschlaeger’s current experience as CEO of Raptor Networks and his prior experience as an executive in the technology industry provides him with the skills and qualifications to serve on our Board of Directors.

Current Directors who are not Nominees for Reelection

Curtis Brown has been a member of our Board of Directors since August 2007.  From February 2005 to January 2009, Mr. Brown served as Chief Technical Officer for Intelio Technologies, Inc., a networked remote management systems company.  From June 2001 to August 2004, Mr. Brown was Executive Vice President of Research and Development at Lantronix.  Mr. Brown is the inventor on a number of patents, including two of our patents pertaining to XPort® embedded device servers.   Mr. Brown has had a distinguished 30-year career of increasing responsibility in the electronics industry, working for such companies as Iomega Corporation, Hewlett-Packard Company, Connor Peripherals, Inc., Seagate Technology and Quantum Corporation.  Other than Lantronix, Mr. Brown has not served on the Board of Directors of another public company during the past five years.

Bernhard Bruscha has been a member of the Company’s Board of Directors since August 2007.  Mr. Bruscha served as Chairman of the Company’s Board of Directors from June 1989 to May 2002, and has been the Company’s largest stockholder, with beneficial ownership of approximately 38.5% of its outstanding Common Stock as of the Record Date.  Mr. Bruscha started his career in the 1970s, as one of three founding partners in a computer networking software company and for more than 20 years has successfully founded, grown and sold or merged several technology and other companies.  Since May 2002, Mr. Bruscha has served as Chairman of the Supervisory Board of transtec AG, a computer systems manufacturer and direct computer reseller and also is an active designer of software systems. Mr. Bruscha is also Managing Director of TL Investment GmbH and Managing Director of technovest alpha Gmbh located in Tübingen, Germany.  Mr. Bruscha is not on the board of any public company or any company registered as an investment company under the Investment Company Act of 1940.  Three international customers of the Company, transtec AG, barix AG and Lynx IT-Systeme GmbH (previously known as Triple Stor GmbH), are related parties of Lantronix due to common ownership by Mr. Bruscha, accounting for approximately 1% and 2% of our net revenues for the 2010 and 2009 fiscal years, respectively. Mr. Bruscha’s business address is Biesingerstrasse 27, Tuebingen 72070, Germany.  As reflected in the biographical information summarized above, Mr. Bruscha has extensive business, managerial, executive and leadership experience in the technology industry, having founded several technology distribution and hardware companies.

Marcelo G. Lima has been a member of our Board of Directors since May, 2010.  Mr. Lima is currently the President and Chief Executive Officer of ImThera Medical, Inc. a privately funded, early-stage medical device company. Mr. Lima has more than 25 years of experience in the medical industry, holding positions in engineering, marketing, business development, and general executive management. Previously, he was President of Visage Imaging, a subsidiary of Mercury Computer Systems. He was Chief Executive Officer of Opsion Medical, and, prior to that, Vice President and General Manager for Kodak's Health Imaging unit in charge of the worldwide laser business. Mr. Lima has also held management positions at Hewlett Packard Medical Products Group and Siemens Medical. He started his career at Johnson & Johnson as a medical device software engineer.  Other than Lantronix, Mr. Lima has not served on the Board of Directors of another public company during the past five years.

Vote Required

Directors shall be elected by a plurality vote. The nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors, up to a total of nine (9) directors. Votes withheld and abstentions have no legal effect on the election of directors due to the fact that such elections are by a plurality.

If any of the three (3) stockholder nominees described above is not properly placed in nomination at the Annual Meeting (or does not receive any FOR votes), then a vacancy will remain (up to three vacancies).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE COMPANY’S SIX NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

APPROVE THE 2010 STOCK INCENTIVE PLAN AND SHARE RESERVE

We are asking our stockholders to approve the 2010 Stock Incentive Plan (“2010 Plan”).  The 2010 Plan will replace the 2000 Stock Plan (“2000 Plan”), which expired this year.  In addition to awards of stock options, restricted stock, and restricted stock units (which were also authorized to be granted under  the 2000 Plan), the 2010 Plan authorizes grants of stock appreciation rights (“SARs”) and performance shares.  The terms of the 2010 Plan are similar to the terms of the 2000 Plan.

As of October 26, 2010 (a) 54,076 shares remain available for issuance from preexisting plans; (b) 199,583 shares are subject to outstanding (granted but unvested) full-value awards; (c) 1,910,390 shares are subject to outstanding (granted but unexercised) option awards; (d) the weighted-average exercise price for c) above is $4.77; and (e) the weighted-average remaining term for (c) above is 7.8 years. If this proposal is duly approved by our stockholders, the aggregate number of shares available from pre-existing plans referenced in (a) above will be zero.

We are also asking our stockholders to reserve 1,350,000 shares of our common stock for issuance under our 2010 Plan.  Pursuant to the 2010 Plan (if approved by stockholders), we are authorized to issue up to a total of 1,350,000 shares of our common stock upon the exercise of equity incentives issued under the 2010 Plan.  Accordingly, we will need to reserve this number of our shares in order to have such shares available for issuance upon the exercise of stock options under our 2010 Plan.  If this proposal is duly approved by stockholders, we intend to promptly register the reserved shares on a Registration Statement on Form S-8 under the Securities Act of 1933.

Burn Rate Commitment

In order to address potential stockholder concerns regarding the number of options, stock appreciation rights or other stock awards we intend to grant in a given year, our board of directors commits to our stockholders that, if this Proposal Two is approved by our stockholders, over the next three fiscal years (commencing on the date of our Annual Meeting), our total “burn rate” for stock awards shall not exceed 7.08% per year on average for such fiscal years (which is the applicable gross burn rate threshold for the Global Industry Classification Standard group, 4520, “Technology Hardware and Equipment” category, as published by RiskMetrics Group for its policy year 2010).  “Burn rate” is defined as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) at fiscal year end.  For purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.68 shares.  This limitation applies to all awards that can result in the delivery of shares and, unlike other 2010 Plan terms, applies to stock awards granted under any other equity compensation plan, but excluding awards assumed in acquisitions, qualified employee stock purchase plans, and certain other tax-qualified plans.

Equity Inducement Plan

Because the 2000 Plan expired during the course of this year, the Board approved and adopted an interim equity inducement plan (“Temporary Plan”) for new hires during the course of 2010.  If this Proposal Two is approved by our stockholders, the Temporary Plan will terminate upon the Effective Date of the 2010 Plan and, therefore, future awards from the Temporary Plan will not be granted. As of October 26, 2010, pursuant to the Temporary Plan, the Company had granted nonstatutory stock options to purchase up to a total of 45,924 shares of the common stock of the Company.

Adoption of the 2010 Plan

The Board voted to adopt the 2010 Plan, subject to approval by the Company’s stockholders at the Annual Meeting. If approved, the 2010 Plan will be deemed effective as of the date of our Annual Meeting (the "Effective Date").

The Board believes that the 2010 Plan is desirable because it will promote and closely align the interests of the participants and the stockholders of the Company by providing stock-based compensation and other performance-based compensation to participants.  The Board believes the 2010 Plan will strengthen the Company’s ability to reward performance, which ultimately enhances long-term value for stockholders, increases participant stock ownership, and strengthens the Company’s ability to attract and retain an outstanding team of directors, officers and employees.  Specifically, and without limitation to the foregoing, the Board believes that the 2010 Plan will help the Company to: (1) attract and retain the best available personnel for positions of substantial responsibility; (2) provide incentives to individuals who perform services to the Company; and (3) promote the success of the Company’s overall business.

A copy of the 2010 Plan is attached as Appendix B. This description of the 2010 Plan is qualified, in its entirety, by the terms of the attached 2010 Plan document.  Stockholders should not rely on the summary provided below in voting for or against the 2010 Plan and should carefully read and consider the entirety of the 2010 Plan by referring to Appendix B.

Grants may be made to eligible participants under the terms of the 2010 Plan beginning on the Effective Date and continuing until the tenth anniversary of the Board’s approval of the Plan.  No grants will be made under the 2010 Plan prior to the Annual Meeting.

Administration

The 2010 Plan will be administered by a committee of the Board (or by the full Board in absence of a committee) (the “plan administrator”).

The 2010 Plan does not permit, without obtaining stockholder approval, the re-pricing of any outstanding option or SAR through either (i) the cancellation of outstanding options or SARs in exchange for a new award or cash, or (ii) the amendment of outstanding options or SARs to reduce the exercise price thereof.  Under the 2000 Plan, the plan administrator had the authority to institute an option exchange program which would have permitted the re-pricing of outstanding underwater stock options without obtaining stockholder approval.

Duration of the 2010 Plan

The 2010 Plan shall remain in effect until the earlier of: (1) termination thereof by the plan administrator; (2) the tenth anniversary of the Board’s approval of the Plan; or (3) the date on which all shares of common stock of the Company that are available for issuance under the 2010 Plan have been issued and all restrictions on such shares have lapsed.  Termination of the 2010 Plan will not affect the plan administrator’s ability to exercise the powers granted to it with respect to any awards granted under the 2010 Plan prior to the date of termination.

Amendment and Termination of the 2010 Plan

The plan administrator may at any time amend, alter, suspend or terminate the 2010 Plan; provided however, that the Company will obtain stockholder approval of any amendment to the 2010 Plan to the extent necessary and desirable to comply with applicable law.  No amendment, alteration, suspension, or termination of the 2010 Plan can impair the rights of any participant, unless mutually agreed between the participant and the plan administrator.

Share Reserve

The share reserve under the 2010 Plan includes 1,350,000 shares of our common stock, plus any shares subject to awards under the 2000 Plan that expire without having been exercised in full, or are forfeited to the Company on or after the Effective Date. The maximum number of shares eligible for rollover from the 2000 Plan is 2,100,000.  Any shares subject to outstanding awards other than stock options and/or stock appreciation rights, shall count against the 2010 Plan share reserve as 1.68 shares for every one shares subject to such award.  The 2010 Plan also provides that appropriate adjustments will be made in the share reserve and in shares subject to outstanding awards and option exercise prices upon any stock split or other change in capitalization.

The aggregate number of shares of the common stock of the Company in respect of which stock options or SARs may be granted to any one person pursuant to the 2010 Plan may not at any time exceed 2,500,000 shares of our common stock per Company fiscal year.  Similarly, no participant may be granted more than 1,000,000 shares subject to restricted stock, restricted stock unit or performance share awards in any Company fiscal year.

Awards Authorized

The 2010 Plan authorizes each of the following types of awards: Incentive Stock Options (“ISOs”);  Nonstatutory Stock Options (“NSOs”); Restricted Stock; Restricted Stock Units (“RSUs”); Stock Appreciation Rights (“SARs”); and Performance Shares.

Eligibility

Only employees are eligible to receive ISOs.  For NSOs, Restricted Stock, RSUs, SARs, and Performance Shares, current employees, consultants and/or directors are eligible to participate.

Stock Options

Stock options granted under the 2010 Plan will be subject to the following provisions:

Exercise Price:
For NSOs, the exercise price shall be at least 100% of the fair market value (“FMV”) per share on the date of grant.

For ISOs, the exercise price shall be at least 100% of the FMV per share on the date of grant, and110% of the FMV per share if granted to any greater than 10% stockholder.

Exercisability:	Exercisable only to the extent of vesting, subject to a standard option agreement.

Vesting:	As determined at the discretion of the plan administrator.

Payment:
Forms of payment for exercise shall be any of the following (or a combination thereof): cash or check; promissory note (as permitted by law); tender of owned shares; ‘same-day sale’ exercise; or other consideration approved by the plan administrator.

Duration:	Options shall have a total duration of no longer than seven (7) years (and no longer than five (5) years for ISOs held by a greater than 10% stockholder).

Transferability:	Unless otherwise determined by the plan administrator, Options are not transferable except by the provisions of a will or via applicable law.

IRC 162(m):
In order to comply with the definition of “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“IRC”), the 2010 Plan provides that a maximum of 2,500,000 options (and SARs) may be granted to any employee during a company fiscal year.

Stock Appreciation Rights (SARs)

SARs granted under the 2010 Plan will be subject to the following provisions:

Exercise Price:	At least 100% of the FMV per share on the date of grant.

Vesting:	As determined at the discretion of the plan administrator.

Settlement:
Upon exercise, the holder receives the excess of FMV of the shares over the exercise price.  Settlement may be accomplished in shares of common stock of the Company, cash, or any combination thereof, as specified in the award agreement.

Duration:
SARs shall have a total duration of no longer than seven (7) years and may be subject to early termination upon the participant’s termination of service or a change in control of Lantronix (if not assumed by the acquirer).

Transferability:	SARs are generally not transferable except by the provisions of a will or via applicable law, or as may be authorized by the plan administrator.

IRC 162(m):
In order to comply with the definition of “performance-based compensation” under Section 162(m) of the IRC, the 2010 Plan provides that a maximum of 2,500,000 SARs (and options) may be granted to any employee during a fiscal year.

Restricted Stock and Restricted Stock Units (RSUs)

Restricted Stock and RSUs granted under the 2010 Plan will be subject to the following provisions:

Purchase Price:	No payment is required by the participant for the Restricted Stock or RSUs. The par value of any Restricted Stock shares shall be deemed paid for by future services of the participant.

Vesting:	As determined at the discretion of the plan administrator (may be based on continued service or achievement of performance goals).

Rights:
For Restricted Stock (not applicable to RSUs), the participant will have: (1) full voting rights in respect of his or her Restricted Stock prior to vesting thereof; and (2) the right to receive any dividends paid on Restricted Stock, subject to the same vesting restrictions as the underlying Restricted Stock.

Transferability:	Unless otherwise determined by the plan administrator, unvested Restricted Stock or RSUs may not be sold or otherwise transferred, except by the provisions of a will or via applicable law.

Settlement:	Settlement of RSUs may be accomplished in shares of common stock of Lantronix, cash, or any combination thereof, as specified in the award agreement.

IRC 162(m):
In order to comply with the definition of “performance-based compensation” under Section 162(m) of the IRC, the 2010 Plan provides that a maximum of 1,000,000 Restricted Stock awards and RSUs (and Performance Shares) may be granted to any employee during a fiscal year.  In addition, in order to comply with the “performance-based compensation” requirements under IRC Section 162(m), Restricted Stock and RSUs issued under the 2010 Plan may be subject to the achievement of pre-established performance goals.

Performance Shares

Performance Shares granted under the 2010 Plan will be subject to the following provisions:

Purchase Price:	No payment is required by the participant for the Performance Shares.

Vesting:	As determined at the discretion of the plan administrator (may be based on company-wide, business unit, or individual performance goals (including continued service) or any other basis).

Performance:
The period of measuring performance shall be as specified by the plan administrator in any award grant of Performance Shares.  Performance criteria for performance shares, RSUs or restricted stock awards may be based on target levels (minimum, maximum and intermediate levels) of one or more of the following:

•	Earnings per share
•	Operating cash flow
•	Operating income
•	Profit metrics, such as EBITDA profitability or non-GAAP profitability
•	Return on assets or net assets
•	Return on equity
•	Return on sales
•	Revenue
•	Gross margin or operating margin
•	Growth in stockholder value relative to the moving average of the S&P 500 Index or another index
•	Share price
•	Operating expenses or operating expenses as a percentage of revenue
•	Earnings (which may included EBIT or EBT and net earnings)
•	Return on capital
•	Return on investment
•	Market share
•	Contract awards or backlog
•	Overhead or other expense reduction
•	Objective customer indicators
•	New product invention and innovation
•	Attainment of research and development milestones
•	Total stockholder return
•	Working capital

Any performance goals may be used to measure the performance of the Company as a whole or a subsidiary or other business unit or segment of the Company and may be measured relative to a peer group or index.  Any criteria used may be measured, as applicable (1) in absolute terms, (2) against another company or companies, on a per-share basis, and/or (3) on a pre-tax or post-tax basis.  In establishing the performance goals, the plan administrator shall determine whether to determine such goals in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles.

Change of Control

Under the 2010 Plan, any outstanding awards will be treated as determined by the plan administrator, including (without limitation), being assumed or substituted for new awards of equivalent value by the acquiring entity.  The plan administrator may provide for acceleration of vesting (in full or part) for any reason in any award agreement.  If awards are not assumed and/or substituted by an acquiring entity, then the plan administrator must provide notice to each participant that outstanding awards will not be assumed and/or substituted, but will be deemed 100% vested and exercisable for a period specified by the plan administrator and will terminate thereafter.

In the 2010 Plan, “change in control” is defined as any of the following: (1) any person or entity acquiring stock such that their aggregate ownership of Company voting securities constitutes more than 50% of the total voting power of the stock of the Company (provided, however, that the acquisition of additional stock by any one person or entity, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a change in control) or (2) change in the effective control of the Company (occurs as a result of a majority of members of the Board being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board); or (3) change in the ownership of a substantial portion (50% or more during any 12-month period) of the Company’s assets.

Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock.  If at the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the IRC, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

Stock Appreciation Rights.    No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received upon the exercise.

Restricted Stock Units and Performance Shares.    A participant will not have taxable income upon grant. Instead, he or she will recognize ordinary income at the time of delivery equal to the fair market value of the shares received.

Company Tax Deduction.    Lantronix generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Lantronix can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include stockholder approval of the performance goals under the 2010 Plan, setting individual annual limits on each type of award, and certain other requirements. The 2010 Plan has been designed to permit the plan administrator to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Lantronix to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND LANTRONIX UNDER THE 2010 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

Awards to be Granted to Certain Individuals and Groups

The number of Awards (if any) that an employee, director or consultant may receive under the 2010 Plan is at the discretion of the plan administrator and therefore cannot be determined in advance.  Our executive officers and directors have an interest in this proposal because they are eligible to receive Awards under the 2010 Plan.

Required Vote; Recommendation of the Board of Directors

The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote "against" this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVING THE 2010 STOCK INCENTIVE PLAN AND SHARE RESERVE.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has determined that it is advisable to decrease our authorized common stock from 200,000,000 shares to 100,000,000 shares, and has voted to recommend that the stockholders adopt an Amendment to our Amended and Restated Certificate of Incorporation effectuating the proposed decrease.  The full text of the proposed certificate of amendment to our certificate of incorporation is attached to this proxy statement as Appendix A.

As of October 26, 2010, 10,422,161 shares of our common stock were issued and outstanding (excluding treasury shares) and 2,109,973 shares were reserved for issuance and exercise of outstanding warrants and outstanding options granted under our various stock-based plans. An additional 54,076 shares have been reserved for future grant under our stock-based plans.  Accordingly, a total of 87,467,866 shares of our common stock have not been reserved for any specified purpose and are available for future issuance.  In the event the 2010 Stock Incentive Plan were to be approved under proposal 2, a total of 1,350,000 shares of our common stock would be reserved for future grant under our stock-based plans.  Further, in the event proposal 3 were to be approved, 86,117,866 shares of our authorized common stock would be available for future issuance and not be reserved for any specific purpose.

The Board believes that this decrease in our authorized shares of common stock is advisable because a reduction in the number of our authorized shares of common stock will result in significantly lower franchise tax due to the State of Delaware, the state in which we are incorporated. The State of Delaware imposes a franchise tax on corporations that are incorporated under the laws of that state, and the franchise tax is calculated using a corporation’s authorized shares of common stock as part of the calculation. The amount of this tax will be decreased if we reduce the number of our authorized shares of common stock.  The Board believes that having 100,000,000 authorized shares will give the Company sufficient flexibility for corporate purposes for the foreseeable future.

 If this amendment to decrease the authorized number of shares of our common stock is approved by the stockholders, it will become effective when we file the Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Required Vote; Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of stock of the Company outstanding as of the Record Date is necessary to approve this proposal and amend our Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVING THE REDUCTION IN THE NUMBER OF COMMON SHARES AUTHORIZED.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking our stockholders to ratify the Audit Committee’s selection of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2011.

McGladrey & Pullen, LLP was engaged in January 2005 and has served as our independent registered public accountants since then.  A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and be available to answer any appropriate questions.

Audit and Related Fees

The following table is a summary of the fees billed for professional services performed by McGladrey & Pullen, LLP, our independent registered public accountants for services rendered during the fiscal years ended June 30, 2010 and 2009:

	Year Ended June 30,
Fee Category	2010	2009
Audit fees	$348,610	$447,305
Audit-related fees	-	-
Tax fees	50,333	54,770
All other fees	-	-
Total fees	$398,943	$502,075

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Normally consists of fees billed for audits required by statute in certain locations outside the U.S. where we have operations and accounting consultations.  There were no fees billed for this category for services rendered during the fiscal years ended June 30, 2010 and 2009.

Tax Fees. Consists of fees billed for professional services, including tax advice and tax planning and assistance regarding federal, state and international tax compliance and related services.  McGladrey & Pullen, LLP was engaged to assist the company with their tax compliance during the fiscal year ended June 30, 2010 and 2009.

All Other Fees. There were no fees for this category during the fiscal years ended June 30, 2010 and 2009.

Before selecting McGladrey & Pullen, LLP, the Audit Committee carefully considered the firm’s qualifications as independent registered public accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review included inquiry concerning any litigation involving McGladrey & Pullen, LLP and any proceeding by the SEC against the firm. In this respect, the Audit Committee concluded that the ability of McGladrey & Pullen, LLP to perform services for us is in no way adversely affected by such litigation or investigation. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The Audit Committee pre-approves all audit and non-audit services provided by McGladrey & Pullen, LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services, if any, provided by McGladrey & Pullen, LLP described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee of our Board of Directors has determined that the provision of services by McGladrey & Pullen, LLP other than for audit related services is compatible with maintaining the independence of McGladrey & Pullen, LLP as our independent registered public accountants.

Required Vote; Recommendation of the Board of Directors

The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2011

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of our Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations and our Code of Business Conduct and Ethics.  The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants.  The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Our management has primary responsibility for preparing our financial statements and implementing our financial reporting process, including our system of internal controls.  Our independent registered public accountants, McGladrey & Pullen, LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.  The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting.

For the fiscal year ended June 30, 2010, the Audit Committee met in person seven times.  The members of the Audit Committee took the following actions in fulfilling its oversight responsibilities:

(1)
reviewed and discussed the annual audited financial statements and the quarterly results of operation with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)
discussed with McGladrey & Pullen, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(3)
received from McGladrey & Pullen, LLP written disclosures and the letter from McGladrey & Pullen, LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with McGladrey & Pullen, LLP its independence; and

(4)
based on the review and discussion referred to above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the SEC.

The Audit Committee had several meetings dealing with Sarbanes-Oxley Section 404 testing to ensure compliance with regulatory and related guidance.

The Audit Committee
Howard T. Slayen, Chair
Larry Sanders
Thomas M. Wittenschlaeger

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of October 26, 2010, by:  (i) each person known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Sections 13(d) or (g) of the Exchange Act; (ii) each of our current directors and nominees for director; (iii) each of our executive officers set forth in the Summary Compensation Table; and (iv) all current directors and executive officers as a group.  Except as otherwise indicated, the address for each person is 167 Technology Drive, Irvine, California 92618.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of October 26, 2010, but excludes shares of common stock underlying options or warrants held by any other person.  Percentage of beneficial ownership is based on 10,422,161 shares of common stock outstanding as of October 26, 2010.

	Beneficial Ownership
Beneficial Owner Name	Number of Shares	Percentage Ownership
Greater than 5% Stockholders:
TL Investment GmbH, Biesingerstrasse 27, Tuebingen D-72072, Germany (1)	3,951,687	37.9%
Heartland Advisors, Inc./William J. Nasgovitz, 789 North Water St. Milwaukee, WI 53202 (2)	1,364,125	13.1%
Leviticus Partners LP, 60 East 42nd Street, Suite 901, New York, NY 10165 (3)	683,685	6.6%
Directors and Executive Officers:
Bernhard Bruscha, Director (1) **	4,013,542	38.5%
Curtis Brown, Director (4) **	54,308	*
Marcelo G. Lima, Director **	-	*
John Rehfeld, Director	-	*
Larry Sanders, Director (5)	69,761	*
Howard T. Slayen, Director (6)	126,830	1.2%
Lewis Solomon, Director (7)	55,631	*
Thomas M. Wittenschlaeger, Director (8)	61,855	*
Jerry D. Chase, President and Chief Executive Officer (9)	150,477	1.4%
Reagan Y. Sakai, Chief Financial Officer and Secretary (10)	81,266	*
All current executive officers and directors as a group (10 persons) (11)	4,613,670	44.3%

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
** Not nominated by the Company for re-election

(1)
Includes 3,951,687 shares held by TL Investment GmbH of which Mr. Bruscha is sole owner.  Includes 61,855 shares of common stock issuable upon exercise of stock options exercisable within 60 days of October 26, 2010.

(2)
Based upon information contained in a Schedule 13G/A filed jointly by Heartland Advisors, Inc. and William J. Nasgovitz with the Securities Exchange Commission on February 10, 2010.  All of the shares may be deemed beneficially owned by both (i) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (ii) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc.

(3)
Based upon information contained in a Schedule 13G filed jointly by Leviticus Partners, L.P., a Delaware limited partnership and AMH Equity, LLC, a New York limited liability company.  AMH Equity, is the general partner of Leviticus.

(4)	Includes 29,151 shares of common stock issuable upon exercise of stock options exercisable within 60 days of October 26, 2010.
(5)	Includes 65,178 shares of common stock issuable upon exercise of stock options exercisable within 60 days of October 26, 2010.

(6)	Includes 97,664 shares of common stock issuable upon exercise of stock options exercisable within 60 days of October 26, 2010.
(7)	Includes 55,631 shares of common stock issuable upon exercise of stock options exercisable within 60 days of October 26, 2010.
(8)	Includes 61,855 shares of common stock issuable upon exercise of stock options exercisable within 60 days of October 26, 2010.
(9)	Includes 109,181 shares of common stock issuable upon exercise of stock options exercisable within 60 days of October 26, 2010.
(10)	Includes 63,266 shares of common stock issuable upon exercise of stock options exercisable within 60 days of October 26, 2010.
(11)
Includes an aggregate of 543,781 shares issuable upon exercise of stock options held by executive officers (172,447 options) and by non-officer directors (371,334 options) within 60 days of October 26, 2010.

TWO YEARS’ TRANSACTIONS SUMMARY

The following table indicates the date of each purchase and sale of shares of Common Stock of the Company by Company Nominees within the past two years, and the number of shares in each such purchase and sale. All share amounts are reported on a post-reverse stock split basis.  None of Messers Solomon, Sanders and Wittenschlaeger purchased or sold our capital stock during this period.  The security ownership of the Nominees is described under Security Ownership and Certain Beneficial Owners and Management, beginning on page 25.

Name	Date	Shares Purchased/Sold
Jerry D. Chase	11/17/2009	50,000 shares purchased
John E. Rehfeld	07/15/2010	1,500 shares sold
John E. Rehfeld	06/15/2010	1,500 shares sold
John E. Rehfeld	05/17/2010	1,500 shares sold
Howard T. Slayen	11/24/2008	25,000 shares purchased
Howard T. Slayen	11/04/2008	5,000 shares purchased
Howard T. Slayen	11/03/2008	20,000 shares purchased

DIRECTOR COMPENSATION

Cash Compensation. In fiscal year 2010, each director received $26,000 cash compensation as an annual payment for his services as a director.  The Chairman of the Board and Chairman of the Audit Committee received an additional $10,000 annual payment.  The Chairman of the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee each received an additional $3,000 annual payment.  The annual retainers are based on four in-person meetings per year, one per quarter.  Directors also receive $1,000 for each additional full-day in-person meeting in excess of one meeting per quarter and $500 for each telephonic conference.

Stock Option Program. Members of our Board of Directors who are not employees of ours, or any parent or subsidiary of ours (“Non-Employee Directors”), are eligible to participate in our 2000 Stock Plan. Under the 2000 Stock Plan, Non-Employee Directors are eligible to receive a discretionary grant of non-statutory stock options on the date such Non-Employee Director first joins our Board.  Each Non-Employee Director is also eligible for an additional annual option grant.  The exercise price for these options is 100% of the fair market value of the shares on the date of grant.  These options have a term of ten years; provided, however, that they may terminate earlier depending on different circumstances.

Grants issued in fiscal 2010 and prior to December 2007 vest as follows: Twelve months after the date of grant, 50% of the options vest.  The balance of the option vests 1/24 per month each month thereafter, until vested in full three years after the grant date; provided, however, the optionee continues to serve on our Board on such dates.

Grants issued to each Non-Employee Director from January 2008 to June 2008 vest as follows: each option vests as to 30% of the shares 12 months after the date of grant, as to 30% of the shares 24 months after the date of grant, and as to 40% of the shares 36 months after the date of grant; provided, however, the optionee continues to serve on the Board on such dates.  Notwithstanding the foregoing vesting schedule, vesting may accelerate upon the Company’s stock price reaching the following thresholds for 120 consecutive days: (i) 30% vests at $9.00; (ii) 30% vests at $15.00; and (iii) 40% vests at $24.00.

Grants issued to each Non-Employee Director during fiscal 2009 fully vest 12 months after the date of grant.

Except as described above, directors do not receive any other compensation for their services as our directors or as members of committees of the Board of Directors.

In fiscal year 2011, each director will receive $26,000 in cash compensation as an annual payment for their services as a director.  The Chairman of the Board will receive an additional $15,000 annual payment.  The Chairman of the Audit Committee will receive an additional $10,000 annual payment.  The Chairman of the Compensation Committee will receive an additional $7,500 additional payment.  The Chairman of the Corporate Governance and Nominating Committee will receive an additional $5,000 annual payment.  The annual retainers are based on four in-person meetings per year, one per quarter.  Directors also receive $1,000 for each additional full-day in-person meeting in excess of one meeting per quarter and $500 for each telephonic conference.

 The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended June 30, 2010:

Director Compensation
For Fiscal Year Ended June 30, 2010

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lewis Solomon	37,600	-	50,000	-	-	-	87,600
Curtis Brown	25,900	-	50,000	-	-	-	75,900
Bernhard Bruscha	-	-	50,000	-	-	-	50,000
Marcelo G. Lima	6,500	-	50,000	-	-	-	56,500
John Rehfeld	6,500	50,000	-	-	-	-	56,500
Larry Sanders	28,400	-	50,000	-	-	-	78,400
Howard T. Slayen	37,900	-	50,000	-	-	-	87,900
Thomas M. Wittenschlaeger	31,600	-	50,000	-	-	-	81,600

(1)	For a description of annual non-employee director retainer fees and retainer fees for chair positions, see the disclosure above.
(2)
The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common stock on the respective grant dates in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures.

(3)
The dollar value of options shown represents the grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, without any adjustment for estimated forfeitures.  For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010  referred to in this proxy statement as our fiscal 2010 Form 10-K.

(4)	The following table shows, as of June 30, 2010, the total number of share and option awards outstanding for each non-employee director:

Name	Stock Awards Outstanding	Option Awards Outstanding
Lewis Solomon	-	74,812
Curtis Brown	-	49,704
Bernhard Bruscha	-	82,408
Marcelo G. Lima	-	18,466
John Rehfeld	12,500	-
Larry Sanders	-	87,947
Howard T. Slayen	-	122,649
Thomas M. Wittenschlaeger	-	82,408

EXECUTIVE COMPENSATION
Summary Compensation

The following table sets forth summary information concerning compensation earned during the 2010 and 2009 fiscal years by all persons who served as an executive officer at any time (referred to as the “Named Executive Officers”).

Summary Compensation Table for 2010 and 2009 Fiscal Years

Name and Principal Position	Year	Salary ($) (6)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Comp- ensation ($)	Total ($)
President & CEO, Jerry D. Chase (3)	2010	353,077	-	-	215,894	38,730	607,700
CFO, Reagan Y. Sakai (4)	2010	245,192	-	-	124,937	8,450	378,580

President & CEO, Jerry D. Chase (5)	2009	348,410	92,675	233,280	-	34,559	699,571
CFO, Reagan Y. Sakai (6)	2009	236,539	-	135,000	-	9,196	357,621

(1)
The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying common stock on the respective grant dates in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures.

(2)
The dollar value of options shown represents the grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, without any adjustment for estimated forfeitures.  For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010  referred to in this proxy statement as our fiscal 2010 Form 10-K.

(3)	All Other Compensation amounts consisted of payments related to relocation assistance of $28,730 pursuant to Mr. Chase’s employment agreement and his automobile allowance of $10,000.
(4)	All Other Compensation amounts consisted of payment of Mr. Sakai’s automobile allowance of $8,450.
(5)
Mr. Chase’s bonus was pursuant to his employment agreement, which provides for a cash bonus upon the satisfaction of performance metrics established by the Company’s Compensation Committee.  Each fiscal year the Compensation Committee establishes objectives that must be met in order to earn the full bonus, which may include operating metrics, objective and subjective leadership dimensions and performance metrics in the operation of the Company and the achievement of financial objectives set forth in the annual business plan approved by the Company’s Board of Directors.  All Other Compensation amounts consisted of payments related to relocation assistance of $24,559 pursuant to Mr. Chase’s employment agreement and his automobile allowance of $10,000.

(6)	All Other Compensation amounts consisted of payment of Mr. Sakai’s automobile allowance of $8,450 and 401(k) match of $746.
(7)
Mr. Chase and Mr. Sakai’s base salary is $360,000 and $250,000, respectively.  Their actual salary in fiscal year 2010 and 2009 was less than their base salary due to companywide furloughs during each year.

Outstanding Equity Awards

The table below shows all outstanding equity awards held by our Named Executive Officers at the end of fiscal year ended June 30, 2010.

Outstanding Equity Awards at 2010 Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (# ) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Grant Date		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (7)
Jerry D. Chase	90,000	60,000	2/19/2008	(1)	4.98	2/19/2018	60,666	(5)	245,697
	-	76,724	9/15/2009	(2)	3.96	9/15/2019	-		-
Reagan Y. Sakai	21,875	3,125	12/1/2006	(3)	9.12	12/1/2016	31,250	(6)	126,560
	2,166	-	11/19/2007	(4)	5.88	11/19/2017	-		-
	25,000	16,666	2/29/2008	(1)	4.32	2/28/2018	-		-
	-	44,400	9/15/2009	(2)	3.96	9/15/2019	-		-

(1)
The option vests and becomes exercisable over a period of three years: 30% of the shares on the first anniversary, 30% of the shares on the second anniversary, and 40% of the shares on the third anniversary.  Vesting and exercisability are accelerated upon the Company’s stock price reaching the following thresholds for 120 consecutive days: (i) 30% vests at $9.00; (ii) 30% vests at $15.00; and (iii) 40% vests at $24.00.

(2)	The option vests and becomes exercisable with respect to 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date.
(3)
This option vests and becomes exercisable with respect to 25% of the shares on the anniversary of the grant date and the remaining shares vest and become exercisable with respect to 1/36 per month for the remaining 36 months.

(4)	This option vested and became exercisable with respect to 25% of the shares at the end of each fiscal quarter during calendar 2008.
(5)
Represents (A) 16,666 shares granted on 2/19/2008 that vest over a period of three years; with respect to 30% of the shares on the first anniversary, 30% of the shares on the second anniversary, and 40% of the shares on the third anniversary. Vesting is accelerated upon the Company’s stock price reaching the following thresholds for 120 consecutive days: (i) 30% vests at $9.00; (ii) 30% vests at $15.00; and (iii) 40% vests at $24.00, and (B) 72,000 unvested shares granted on 11/13/2008 that vest with respect to 25% of the shares on each of the first, second, third and fourth anniversaries of September 1, 2008.

(6)
Represents shares remaining unvested from an original restricted stock grant of 41,666 shares on 11/13/2008 that vest to 25% of the shares on each of the first, second, third and fourth anniversaries of September 1, 2008.

(7)	Market value based on the June 30, 2010 closing stock price of $4.05 multiplied by the shares of stock that have not vested.

Post-Employment and Change-in-Control Payments

No Executive Officer has or had an employment agreement that provides for a specific term of employment. Accordingly, the employment of each executive officer may be terminated at any time at the discretion of the Board of Directors.

We have entered into agreements with each of our Named Executive Officers that provide certain benefits upon the termination of his employment under certain prescribed circumstances. Those agreements are summarized below:

Jerry D. Chase - President and Chief Executive Officer.  In February 2008, we entered into a severance agreement with Mr. Chase. If within six months after a change in control (as defined below) occurs, and either (1) we terminate Mr. Chase without cause or (2) Mr. Chase resigns with good reason, we will continue to pay him 150% of his then current base salary and incentive bonus target in regular payroll installments and continue certain of his employee benefits for one year after his termination date. In addition, upon such a termination event, Mr. Chase’s outstanding unvested stock options and restricted shares will immediately vest in full.

If there is no change in control and we either (1) terminate Mr. Chase without cause or (2) Mr. Chase resigns with good reason, we will continue to pay him 100% of his then current base salary and incentive bonus target in regular payroll installments and continue certain of his employee benefits for one year after his termination date.

Under Mr. Chase’s agreement, “cause” is defined as: (1) executive’s commission of a felony or misdemeanor or his possession, use or sale of a controlled substance (other than the use or possession of legally prescribed medication used for its prescribed purpose); (2) executive’s significant neglect, or materially inadequate performance of, his duties as an employee of Lantronix; (3) executive’s breach of a fiduciary duty to us or our stockholders; (4) executive’s willful breach of duty in the course of his employment; (5) executive’s material violation of our personnel or business policies; (6) executive’s willful misconduct; (7) executive’s death; or (8) executive’s disability. For purposes of the agreement, executive shall be considered disabled if executive has been physically or mentally unable to perform his essential job duties hereunder for (x) a continuous period of at least 120 days or (y) a total of 150 days during any 180-day period, and executive has not recovered and returned to the full time performance of his duties within 30 days after written notice is given to executive by us following such 120-day period or 180-day period, as the case may be.

Under Mr. Chase’s agreement, “good reason” is defined as: (1) we substantially lessen executive’s title; (2) we substantially reduces executive’s senior authority; (3) we assign material duties to executive that are materially inconsistent with executive’s then-current status; (4) we reduce executive’s base salary or benefits from those in effect at (A) the agreement’s execution date if the executive resigns with good reason after we have entered into a definitive agreement for a change of control, or (B) the time of the consummation of the change of control, if the executive resigns during the period beginning on the date of the consummation of a change of control, and ending on the two-year anniversary date of the consummation of such change of control, (unless, in either case, such reduction is in connection with a salary or benefit reduction program of general application at executive’s level);  (5) we require executive to be based more than 50 miles from his present office location, except for required travel consistent with executive’s business travel obligations; or (6) we fail to obtain the assumption of the agreement by any successor or assignee of Lantronix.

Under Mr. Chase’s agreement, “change in control” means the occurrence of any of the following events: (a) Any “person” (as such term is used in the Exchange Act becomes the ‘beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (c) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

The following table presents the calculation of potential payments upon Mr. Chase’s termination assuming that such event had occurred on June 30, 2010:

	Estimated Value of Change in Control and Severance Benefits
Compensation and Benefits	NEO Termination for Good Reason or Without Cause Related to a Change of Control ($)	NEO Termination for Good Reason or Without Cause Unrelated to a Change of Control ($)
Base Salary	540,000	360,000
Bonus (1)	375,000	250,000
Acceleration of Vesting of Stock Options (2)	72,726	-
Benefits (3)	16,984	16,984

(1)
Cash incentive bonus per employment agreement, which provides that Mr. Chase may receive a cash bonus of up to $250,000 per year for each full fiscal year.  The Company’s Compensation Committee annually establishes the objectives that must be met in order to earn the full bonus, which may include operating metrics, objective and subjective leadership dimensions and performance metrics in the operation of the Company and the achievement of financial objectives set forth in the annual business plan approved by the Company’s Board of Directors.

(2)
The amount shown as the value of acceleration of each option represents the fair value of that option per share estimated by using the Black-Scholes option pricing model, in accordance with the provisions of FASB ASC TOPIC 718, multiplied by the assumed number of option shares that would vest on an accelerated basis on June 30, 2010.

(3)
Represents the aggregate value of the continuation of certain employee benefits after the date of termination. For the purposes of this calculation, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executives will find other employment, or discount rates for determining present value.

Reagan Y. Sakai - Chief Financial Officer and Secretary.  In June 2007, we entered into a severance agreement with Mr. Sakai. If a change of control occurs (as defined below) , and either (1) we terminate Mr. Sakai without cause or (2) Mr. Sakai resigns with good reason, we will continue to pay him his then current base salary in regular payroll installments and continue certain of his employee benefits for one year after his termination date. We will also pay Mr. Sakai a cash bonus equal to the highest amount of bonus incentive cash compensation paid to Mr. Sakai for services in any past one-year period (if any) or 100% of the Mr. Sakai’s target bonus (if any) approved by the Board of Directors.  In addition, upon such a termination event, Mr. Sakai’s outstanding unvested stock options will immediately vest in full and his options will remain exercisable for 24 months from the date of termination (but not beyond the expiration of their respective maximum terms).

If there is no change of control and we terminate Mr. Sakai without cause we will continue to pay him his then current base salary in regular payroll installments and continue certain of his employee benefits for nine months after his termination date. We will also pay Mr. Sakai a prorated cash bonus based on the percentage of the current bonus period during which Mr. Sakai was included in the bonus plan and the actual bonus pool amount for the position granted by our Board of Directors for the current bonus period.  In addition, upon such a termination event, Mr. Sakai’s vested options will remain exercisable for 18 months from the date of termination (but not beyond the expiration of their respective maximum terms).

Under Mr. Sakai’s agreement, “cause” is defined as: (1) executive’s commission of a felony or misdemeanor or his possession, use or sale of a controlled substance (other than the use or possession of legally prescribed medication used for their prescribed purpose); (2) executive’s significant neglect, or materially inadequate performance of, his duties as an employee of Lantronix; (3) executive’s breach of a fiduciary duty to us or our shareholders; (4) executive’s willful breach of duty in the course of his employment; (5) executive’s material violation of our personnel or business policies; (6) executive’s willful misconduct; (7) executive’s death; or (8) executive’s disability. For purposes of the agreement, executive shall be considered disabled if executive has been physically or mentally unable to perform his essential job duties hereunder for (x) a continuous period of at least 120 days or (y) a total of 150 days during any 180-day period, and executive has not recovered and returned to the full time performance of his duties within 30 days after written notice is given to executive by us following such 120-day period or 180-day period, as the case may be.

Under Mr. Sakai’s agreement, “good reason” is defined as: (1) we substantially lessen executive’s title; (2) we substantially reduce executive’s authority; (3) we assign material duties to executive that are materially inconsistent with executive’s then-current status; (4) we reduce executive’s base salary or benefits from those in effect at (A) the execution date of the agreement, if the executive resigns with good reason after we have entered into a definitive agreement for a change of control, or (B) the time of the consummation of the change of control if the executive resigns during the period beginning on the date of the consummation of a change of control, and ending on the two-year anniversary date of the consummation of such change of control, (unless, in either case, such reduction is in connection with a salary or benefit reduction program of general application at executive’s level);  (5) we require executive to be based more than 50 miles from his present office location, except for required travel consistent with executive’s business travel obligations; or (6) we fail to obtain the assumption of the agreement by any successor or assignee of Lantronix.

Under Mr. Sakai’s agreement, “Change of Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

The following table presents the calculation of potential payments upon Mr. Sakai’s termination assuming that such event had occurred on June 30, 2010:

	Estimated Value of Change in Control and Severance Benefits
Compensation and Benefits	NEO Termination for Good Reason or Without Cause Related to a Change of Control ($)	NEO Termination for Good Reason or Without Cause Unrelated to a Change of Control ($)
Base Salary	250,000	187,500
Bonus (1)	150,000	150,000
Acceleration of Vesting and Extension of Exercise Term of Stock Options (2)	88,274	-
Extension of Exercise Term of Stock Options (3)	-	23,598
Benefits (4)	15,434	11,576

(1)	Assumes a target incentive plan bonus payout of 60% of base salary is earned and paid at 100% of target.
(2)
The amount shown as the value of each accelerated option represents the fair value of that option per share estimated by using the Black-Scholes option pricing model, in accordance with the provisions of FASB ASC TOPIC 718, multiplied by the assumed number of option shares vesting on an accelerated basis on June 30, 2010 and taking into account the extended 24-month post-employment exercise period for each such option.

(3)
The amount shown as the value of each option with respect to which the term is extended represents the fair value of that option estimated by using the Black-Scholes option pricing model, in accordance with the provisions of FASB ASC TOPIC 718, multiplied by the assumed number of vested options shares and taking into account the extended 18-month post-employment exercise period for each such option.

(4)
Represents the aggregate value of the continuation of certain employee benefits after the date of termination. For the purposes of this calculation, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executives will find other employment, or discount rates for determining present value.

Compensation Committee Interlocks and Insider Participation

No director serving on the Compensation Committee during any part of fiscal year 2010 was, at any time either during or before such fiscal year, an officer or employee of the Lantronix or any of its subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed during the last fiscal year.

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of October 26, 2010:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2000 Plan (1)	2,064,049	4.63	-

Equity compensation plans not approved by security holders:
2010 Inducement Plan (2)	45,924	4.22	54,076

Total	2,109,973	4.62	54,076

(1)
Represents 1,864,466 of outstanding stock options with a weighted-average exercise price of $4.78 and a weighted-average remaining contractual term of 7.7 years and 199,583 of outstanding restricted share grants with a weighted-average grant date price of $3.20 and a weighted-average remaining term until full vesting of 1.9 years.  There are no securities available for future issuance as the 2000 Plan expired in May 2010.  Shares outstanding from the 2000 Plan that expire without having been exercised in full, or are forfeited to the Company on or after the Effective Date are added to the share reserve of the 2010 Stock Incentive Plan.

(2)
Represents 45,924 of outstanding stock options with a weighted-average exercise price of $4.22 and a weighted-average remaining contractual term of 9.8 years.  Assuming the 2010 Stock Incentive Plan is approved, the 54,076 of shares remaining available for future issuance will be reduced to zero.  The 2010 Inducement Plan is not eligible to be added to the 2010 Stock Incentive Plan share reserve.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Copies of these filings must be furnished to us.  Based solely upon a review of the forms filed with the SEC by our Section 16 officers, directors and beneficial owners of more than 10% of our common stock regarding their ownership of, and transactions in, our common stock and upon written representations from such persons that no additional forms were required, we believe that during fiscal 2010 all Section 16(a) reports were timely filed.

Policies and Procedures with Respect to Related Party Transactions

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions.  Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which:

•	we are a participant;
•	the amount involved exceeds $120,000; and
•
an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Standards of Business Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.  All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Related Party Transactions

Three international customers, transtec AG, barix AG and Lynx IT-Systeme GmbH (previously known as Triple Stor GmbH) are related parties due to common ownership by Bernhard Bruscha, our largest stockholder and current member of the Board of Directors.  Together these customers accounted for approximately 1% and 2% of our net revenues for the 2010 and 2009 fiscal years, respectively.

Indemnification and Insurance

Our Amended and Restated Certificate of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against liabilities that may arise by virtue of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.  We are currently involved in litigation under which indemnification claims might be made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.lantronix.com.

If you would like to inquire about stock transfer requirements, lost stock certificates or change of stockholder address, please call our transfer agent, BNY Mellon Shareowner Services at (800) 522-6645. You may also visit their web site at www.melloninvestor.com  for step-by-step transfer instructions.

BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California
November 1, 2010

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF LANTRONIX, INC.

A Delaware Corporation

Lantronix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A: The name of this Corporation is Lantronix, Inc.

B: Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph to read in its entirety as follows:

ARTICLE IV

This corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is one hundred five million (105,000,000) shares. The number of shares of Common Stock authorized is one hundred million (100,000,000) shares. The par value of each share of Common Stock is $0.0001 per share. The number of shares of Preferred Stock authorized is five million (5,000,000) shares.  The par value of each share of Preferred Stock is $0.0001 per share.

C: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[Remainder of Page Intentionally Left Blank]

A-1

IN WITNESS WHEREOF, Lantronix, Inc. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by Reagan Y. Sakai, its Chief Financial Officer and Secretary, this [    ] day of [             ], 2010.

LANTRONIX, INC.

/s/ REAGAN Y. SAKAI
Reagan Y. Sakai
Chief Financial Officer and Secretary

A-2

APPENDIX B
LANTRONIX, INC.

2010 STOCK INCENTIVE PLAN

1.           Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Shares as the Administrator may determine.

2.           Definitions.  As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Shares as the Administrator may determine.

(d)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Board” means the Board of Directors of the Company.

(f)           “Change in Control” means the occurrence of any of the following events:

(i)      A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)      A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)     A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in the ownership of the Company, change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, each within the meaning of Section 409A of the Code and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time (“Section 409A”).

(g)            “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)            “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)             “Common Stock” means the common stock of the Company.

(j)             “Company” means Lantronix, Inc., a Delaware corporation, or any successor thereto.

(k)            “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)             “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m)           “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)            “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system.  If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

(r)           “Fiscal Year” means the fiscal year of the Company.

(s)           “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)            “Option” means a stock option granted pursuant to Section 6 of the Plan.

(w)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)           “Participant” means the holder of an outstanding Award.

(y)           “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(z)            “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(aa)          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)          “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(cc)          “Plan” means this 2010 Stock Incentive Plan.

(dd)          “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ee)           “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(gg)           “Section 16(b)” means Section 16(b) of the Exchange Act.

(hh)          “Service Provider” means an Employee, Director, or Consultant.

(ii)            “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(jj)            “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(kk)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.           Stock Subject to the Plan.

(a)           Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is one million three hundred fifty thousand (1,350,000) Shares plus any Shares subject to equity compensation awards granted under the 2000 Stock Plan or 1998 Stock Option Plan that expire or otherwise terminate without having been exercised in full or that are forfeited to or repurchased by the Company by virtue of their failure to vest, with the maximum number of Shares to be added to the Plan equal to two million one hundred thousand shares (2,100,000) Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Full Value Awards.  Any Shares subject to Awards other than Options or Stock Appreciation Rights will be counted against the numerical limits of this Section 3 as 1.68 Shares for every one (1) Share subject thereto.  Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.68 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)           Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan.  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units or Performance Shares are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares used to pay the withholding tax related to an Award or to pay for the exercise price of an Award will not become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d)           Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.           Administration of the Plan.

(a)           Procedure.

(i)      Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)      Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)     Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)    Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)       to determine the Fair Market Value;

(ii)      to select the Service Providers to whom Awards may be granted hereunder;

(iii)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)     to modify or amend each Award (subject to Section 19(c) of the Plan);

(vii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)   to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix)      to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5.           Eligibility.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.           Stock Options.

(a)           Limitations.

(i)      Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)      The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Option or Stock Appreciation Rights covering more than, in the aggregate, two million five hundred (2,500,000) Shares.

(b)           Term of Option.  The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than seven  (7) years from the date of grant thereof.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)           Option Exercise Price and Consideration.

(i)      Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)      Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)      No Repricing.  The exercise price for an Option may not be reduced without the consent of the Company’s stockholders.  This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right, other Award or cash.

(iv)     Form of Consideration.  The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, to the extent permitted by Applicable Laws, (4) other vested Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (7) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d)           Exercise of Option.

(i)       Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)      Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)     Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)     Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)      Other Termination.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b), but in no event later than the original full term of the Option.  Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of ninety (90) days after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.           Stock Appreciation Rights.

(a)           Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)           Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options or Stock Appreciation Rights covering more than, in the aggregate, two million five hundred (2,500,000) Shares.

(c)           Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)           Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price (which may not be less than 100% of the Fair Market Value of the underlying Shares on the grant date), the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)           Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven  (7) years from the date of grant thereof.  Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f)           No Repricing.  The exercise price for a Stock Appreciation Right may not be reduced without the consent of the Company’s stockholders.  This shall include, without limitation, a repricing of the Stock Appreciation Right as well as a Stock Appreciation Right exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for an Option, Stock Appreciation Right or other Award.

(g)           Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)       The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)      The number of Shares with respect to which the Stock Appreciation Right is exercised.

(iii)     At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof, as specified in the Award Agreement.

8.           Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)           Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will be granted more than an aggregate of one million (1,000,000) Shares of Restricted Stock, Restricted Stock Units and Performance Shares.  Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)           Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)           Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)           Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.Any such dividends or distributions will be subject to the same vesting restrictions as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.           Restricted Stock Units.

(a)           Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator.  Notwithstanding anything to the contrary in this subsection (a), during any Fiscal Year no Participant will be granted more than an aggregate of one million (1,000,000) Shares of Restricted Stock, Restricted Stock Units and Performance Shares.

(b)           Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or status as  a Service Provider), or any other basis determined by the Administrator in its discretion.  After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c)           Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)           Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)           Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.           Performance Shares.

(a)           Grant of Performance Shares.  Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no Participant will be granted more than an aggregate of one million (1,000,000) Shares of Restricted Stock, Restricted Stock Units and Performance Shares.

(b)           Value of Performance Shares.  Each Performance Share will be granted with a fixed dollar payout price.  Upon vesting, the Participant shall receive Shares with a Fair Market Value on the vesting date that is equal to the fixed dollar payout price, rounded down to the nearest whole Share.

(c)           Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or status as  a Service Provider), or any other basis determined by the Administrator in its discretion.

(d)           Earning of Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Share.

(e)           Form and Timing of Payment of Performance Shares.  Payment of earned Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period in Shares (which have an aggregate Fair Market Value equal to the fixed dollar payout value on the vesting date, rounded down to the nearest whole Share).

(f)           Cancellation of Performance Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.           Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units and Performance Shares may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including (a) earnings per share, (b) operating cash flow, (c) operating income, (d) profit metrics (such as EBIDA profitability or Non-GAAP profitability) (e) return on assets, (f) return on equity, (g) return on sales, (h)  revenue, (i) stock price, (j) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (k) gross margin, (l) operating expenses or operating expenses as a percentage of revenue, (m) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (n) return on capital, (o) return on assets or net assets, (p) return on investment, (q) operating margin, (r) market share, (s) contract awards or backlog, (t) overhead or other expense reduction, (u) objective customer indicators, (v) new product invention or innovation, (w) attainment of research and development milestones, (x) total stockholder return, and (y) working captial.  Any Performance Goals may be used to measure the performance of the Company as a whole or a Subsidiary or other business unit or segment of the Company and may be measured relative to a peer group or index.  Any criteria used may be measured, as applicable (i) in absolute terms, (ii) against another company or companies, on a per-share basis, and/or (iii) on a pre-tax or post-tax basis (if applicable).  The Performance Goals may differ from participant to participant and from Award to Award.  In establishing the Performance Goals, the Administrator shall determine whether to determine such goals in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles.

12.           Leaves of Absence; Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.           Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that in no event may an Award be transferred to a third party for value.

14.           Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”).  The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units and Performance Shares, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion (but in no event longer than the original full term), and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals or other performance criteria will not be considered assumed if the Company or its successor modifies any of such Performance Goals or other performance criteria without the Participant’s consent; provided, however, a modification to such Performance Goals or other performance criteria only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.           Tax Withholding

(a)           Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.           No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.           Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.           Term of Plan.  Subject to Section 22 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders.  It will continue in effect for a term of ten (10) years from the date of the initial Board action unless terminated earlier under Section 19 of the Plan.

19.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.           Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

              M27887-PO1608

LANTRONIX, INC. 2010 Annual Meeting of Stockholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder of LANTRONIX, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated (XXX), and hereby appoints Reagan Sakai and Sonya Bhatia Patel, proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. to be held on December 15, 2010 at 9:00 a.m., local time, at Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, 92612, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be titled to vote if personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTOR, "FOR" THE APPROVAL OF THE 2010 STOCK INCENTIVE PLAN WHICH WOULD REPLACE THE EXPIRED 2000 STOCK PLAN AND RESERVE 1,350,000 SHARES OF OUR COMMON STOCK AS AVAILABLE FOR ISSUANCE UNDER THE 2010 STOCK INCENTIVE PLAN, "FOR" THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION REDUCING THE NUMBER OF COMMON SHARES AUTHORIZED FROM 200,000,000 TO 100,000,000, "FOR" THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING ON JUNE 30, 2011, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

LANTRONIX, INC. MELLON INVESTOR SERVICES LLC 525 MARKET STREET SUITE 3500 SAN FRANCISCO, CA 94105
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27887-PO1608 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the following:	All	All	Except

1. Election of Directors Nominees:	☐	☐	☐	________________________________________

01) Lewis Solomon	04) Larry Sanders
02) Jerry D. Chase	05) Howard T. Slayen
03) John Rehfeld	06) Thomas Wittenschlaeger

Vote on Proposals

The Board of Directors recommends a vote FOR the following proposal:	For	Against	Abstain

2. To approve the 2010 Stock Incentive Plan which would replace the expired 2000 Stock Plan and reserve 1,350,000 shares of our common stock as available for issuance under the 2010 Stock Incentive Plan.	☐	☐	☐

3. To approve an amendment to our Certificate of Incorporation reducing the number of common shares authorized from 200,000,000 to 100,000,000.	☐	☐	☐

4. To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date